Exhibit 23.2


INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
I-Trax, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 5, 2003 on the financial statements of I-Trax, Inc. as of December 31, 2002, which appear in I-Trax, Inc.'s Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York
December 2, 2003